EXHIBIT 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC COMMERCIAL TRUST 18111 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations 972-349-3235

PMC COMMERCIAL TRUST ANNOUNCES QUARTERLY DIVIDEND

PMC Commercial Trust
AMEX (Symbol: “PCC”)

Dallas, Texas	June 19, 2003

PMC Commercial Trust announced that its Board of Trust Managers (the “Board”) has declared a dividend of $0.38 per common share. The dividend will be paid to shareholders of record June 30, 2003, payable on July 14, 2003.

PMC Commercial reduced its dividend as a result of reduced earnings and continued low interest rates. Additionally, changes in the securitization market have resulted in the Company delaying its proposed securitization until such time as terms can be achieved which management believes to be in the best interest of the Company.

PMC Commercial Trust is a REIT that originates loans to small businesses secured by real estate and owns various hospitality properties.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects”, “anticipates”, “will” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.